Exhibit 99.1

PHILIP MORRIS INTERNATIONAL INC. TO REDEEM 1.875% NOTES DUE 2021

NEW YORK – December 15, 2020 – Philip Morris International Inc. (NYSE: PM) (“PMI”) today announced that it will redeem all of its outstanding 1.875% Notes due February 25, 2021 (the “Notes”) on January 25, 2021 (the “Redemption Date”). The Notes are listed on the New York Stock Exchange under the symbol “PM21C” and have been assigned CUSIP No. 718172 BS7 and ISIN No. US718172BS71. As of December 15, 2020, $750,000,000 aggregate principal amount of the Notes were outstanding. On the Redemption Date, PMI will pay to the registered holders of the Notes a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date.

This press release does not constitute a notice of redemption of the Notes. Holders of the Notes should refer to the notice of redemption delivered to the registered holders of the Notes by HSBC Bank USA, National Association, the trustee with respect to the Notes.